Item 77Q(1)(e)

Touchstone Strategic Trust

The following document is included in the Registrant's N-14 filed with the SEC on April 8, 2015, (SEC Accession No. 0001104659-15-026504) and is incorporated by reference herein:
Form of Sub-Advisory Agreement between Touchstone Advisors, Inc. (the "Advisor"), and London Company of Virginia d/b/a The London Company, with respect to the Touchstone Large Cap Fund.